EXHIBIT 99.1

Plumtree Software Announces First Quarter 2004 Operating Results

Plumtree Hires New Chief Operating Officer, Vice President of Worldwide Sales

SAN FRANCISCO, Calif., April. 15, 2004 — Enterprise Web leader Plumtree Software (Nasdaq: PLUM) today announced results for its first quarter ended March 31, 2004. Revenue for the first quarter of 2004 was $17.7 million, compared to $18.8 million in revenue for the fourth quarter of 2003 and $17.2 million in revenue for the comparable quarter last year. Net loss for the first quarter of 2004 calculated in accordance with generally accepted accounting principles (GAAP) was $3.4 million, or $0.11 per share, compared to a net loss of $552,000, or $0.02 per share, for the fourth quarter of 2003, and net income of $529,000, or $0.02 per share, for the comparable quarter last year. Pro forma net loss for the first quarter of 2004 was approximately $2.6 million, or $0.08 per share, compared to pro forma net income of $270,000, or $0.01 per share, for the fourth quarter of 2003 and pro forma net income of $1.1 million, or $0.04 per share, for the comparable quarter last year.

Pro forma net income excludes charges for amortization of deferred stock-based compensation, amortization of acquired technology, and assumes an effective tax rate of 30% on net income, if any. A reconciliation of these pro forma results to GAAP is included in the financial tables below.

As of March 31, 2004, Plumtree’s cash, cash equivalents and short-term investments had increased for the fourteenth consecutive quarter, totaling approximately $68.5 million, up from $67.7 million in the previous quarter. Plumtree has no long-term debt.

“This quarter, we invested in four key long-term growth initiatives: channels, partner applications, industry solutions and a product strategy of Radical Openness,” said Plumtree President and CEO John Kunze. “We seeded future market opportunities with the launch of our partner applications program, reorganized our field organization around retail and life sciences industry solutions, and, most importantly, hired senior executives from Oracle and BearingPoint to execute on a multi-channel applications strategy. These efforts will take time, but our strong balance sheet and our fundamental assets of customer success and open technology position us to be the openness leader in an emerging market for service-oriented applications.”

First Quarter Highlights

First quarter 2004 highlights include:

Executive Leadership: Plumtree hired Paul Ciandrini, Oracle’s former senior vice president of North American application sales, as Chief Operating Officer. At Oracle, Mr. Ciandrini grew sales year over year by 43%. Mr. Ciandrini is responsible for worldwide sales, consulting, marketing, product management, channel and business development. Announced separately today, Plumtree also hired BearingPoint’s Ira

Pollack as Vice President of Plumtree’s World Wide Sales. At BearingPoint, Mr. Pollack was responsible for $500 million in sales as Vice President of Sales for the Consumer Industrial and Technology Industry.

Customer Success: Plumtree completed 67 transactions, adding 27 new customers including the J.M. Smucker Company, American Medical Response, The Toro Company, National Association of Realtors and a Fortune 500 retailer. Plumtree announced successful deployments to 80,000 users at Airbus and 27,000 users at Centrica. Ten customers joined Plumtree on a successful eight-city tour to share best practices and technical insights for building high-ROI applications.

Service-Oriented Applications Program: Plumtree launched its Applications Incubator program to support partners building Plumtree-powered service-oriented applications. Applications partner HandySoft launched version 2.0 of its Plumtree-powered Sarbanes-Oxley Accelerator application and was instrumental in helping Plumtree win five new customers this quarter. Plumtree launched a new Web Applications Catalog and Governance Solution to help organizations control Web sprawl with templates, best practices and a set of portlets for documenting and governing the creation of Web applications.

Yahoo! Partnership: Plumtree announced Yahoo! Messaging for the Enterprise Web, adding real-time messaging and presence awareness to the services available to customers and partners building service-oriented applications with Plumtree’s technologies.

Industry Recognition: InfoWorld, a leading technology publication, gave the Plumtree Enterprise Web Suite the highest possible rating in an InfoWorld product review for the suite’s ability to manage service-oriented applications. Plumtree’s Enterprise Web Suite outperformed IBM’s WebSphere Portal by 13% and Microsoft’s SharePoint Portal Server by 21%. Additionally, Gartner positioned Plumtree in the leader quadrant in the annual Magic Quadrant for Horizontal Portal Products.*

Developer Support: Plumtree announced the industry’s first developer program and conference for building service-oriented applications. The developer program provides equal support for both Java and .NET coding on a wide range of application servers, and gives developers access to Plumtree engineers, peer collaboration groups and extensive developer training. The Advanced Developer Conference will be held May 3 - 5 in San Francisco.

Q2 2004 Financial Outlook

Plumtree Software currently anticipates second quarter 2004 revenue to be between $17.5 million and $18.5 million. On a pro forma basis, the company projects a second quarter 2004 net loss between $0.10 and $0.13 per share. Pro forma net earnings per share in our second quarter outlook excludes charges related to management restructuring of approximately $400,000, amortization of deferred stock-based compensation estimated to be $200,000, amortization of acquired technology of approximately $395,000, and assumes an effective tax rate of 30% on

Plumtree Software Announces First Quarter 2004 Operating Results

net income, if any. Giving effect to these exclusions, first quarter 2004 GAAP net loss is currently expected to be between $0.14 and $0.17 per share.

Conference Call

Interested parties can hear the conference call concerning Plumtree’s financial results for the first quarter on Thursday, April 15, 2004 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) via live Webcast by visiting www.plumtree.com/ir, or alternatively, they may listen to a teleconference by calling 773-756-4629. The passcode for the teleconference is PLUMTREE. The Webcast replay of the call will be available at www.plumtree.com/ir from the conclusion of the initial Webcast until the release of Plumtree’s second quarter 2004 financial results. An audio replay of the call will also be available until the release of Plumtree’s second quarter 2004 financial results. The dial-in number for the audio replay is 402-530-7780. The passcode for the audio replay is PLUMTREE.

About Plumtree Software

Plumtree Software is the Enterprise Web leader. Plumtree’s mission is to create a comprehensive Web environment for employees, customers and partners across the enterprise to interact with different systems and work together. Plumtree’s Enterprise Web solution consists of integration products for bringing resources from traditional systems together on the Web, shared services such as collaboration, content management and search for building new Web applications, and a portal platform for delivering these Web applications to broad audiences. Plumtree’s independence and its Web Services Architecture allow this solution to span rival platforms and systems, helping to maximize customers’ return on their existing technology investments. With offices in more than a dozen countries, Plumtree has licensed over 600 customers, including Boeing, Ford Motor Company, Procter & Gamble and the U.S. Navy.

Safe Harbor Statement and Caution

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include, but are not limited to statements regarding our current financial outlook for the second quarter of 2004; our investment in long-term initiatives including ongoing product transition to “Radical Openness,” sales force alignment around industry verticals; and market opportunities presented by our application incubator program and channel initiatives; as well as our position within the emerging service oriented application market. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ, perhaps materially, from those anticipated or suggested by such forward-looking statements. Our operating results are subject to customer demand for, satisfaction with, and return on investment and other benefits associated with our Enterprise Web Suite and other products; market acceptance and sales impact of our “Radical Openness ” initiatives and third party applications development strategy; the impact of new senior executives and management restructuring; our ability to successfully execute on our sales force realignment, maintain customer and partner interest in our product development efforts, and to maintain our reputation and position in the market; our financial discipline, general sales and financial performance expectations. Other risks and uncertainties include, without limitation, risks associated with our limited operating

Plumtree Software Announces First Quarter 2004 Operating Results

history; an uncertain general economic environment; adverse conditions in worldwide IT spending trends; failure to expand our customer base; the impact of increasing competition; the length and complexity of Plumtree’s sales cycle; timing and market acceptance of our new products; the success of major version releases; the ability of our customers to deploy our products successfully and their willingness to act as references; changes in the needs and priorities of existing and potential customers; reduced market acceptance of our products and services; failure to manage technological change; our ability to maintain and increase the size and productivity of our direct sales force and to expand into and within global markets; our ability to attract and retain channel and line of business application partners; our ability to manage costs; our ability to provide a return on investment to our customers; the impact of geopolitical conflicts and events; and those other risks and uncertainties contained in the Company’s most recent Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance or achievement.

NOTE: Plumtree is a registered trademark of Plumtree Software, Inc. and/or its affiliates in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

*Magic Quadrant for Horizontal Portal Products, 2004, G. Phifer, R. Valdes, D. Gootzit, K. Underwood, J. Correia, W. Andrews, March 30, 2004. The Magic Quadrant is copyrighted March 30, 2004 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Each third party opinion or survey results noted in this release contains only one subjective evaluation of a technology market, representing marketplace characteristics at a given time and are subject to change without notice. These results and opinions should not be deemed to be an endorsement of Plumtree or any company or product. Any analyst opinion or survey represents only one of many information sources available and decision-makers should not rely solely on any one evaluation. Industry surveys and published analyst opinions are not an indication of future results. We caution you not to place undue reliance upon any survey or analyst report.

Investor Contact
Joann Horne
415-445-3233
Joann@marketstreetpartners.com

Press Contact
Carilu Dietrich
415-399-7047

Plumtree Software Announces First Quarter 2004 Operating Results

Carilu.Dietrich@plumtree.com

Plumtree Software Announces First Quarter 2004 Operating Results

Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheet

Plumtree’s management believes that a presentation of operating costs and expenses excluding amortization of deferred stock-based compensation, amortization of acquired technology, and assuming a fixed effective tax rate, provides a meaningful basis for evaluating our underlying cost and expense levels. Presentation of pro forma net income and earnings per share information provides greater comparability of Plumtree’s financial results against historical results as well as those of other enterprise software companies and financial models of securities analysts. A reconciliation of pro forma results to GAAP results is provided in the financial tables below.

Plumtree Software Announces First Quarter 2004 Operating Results

PLUMTREE SOFTWARE, INC.
PRO FORMA* CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

/—— Pro Forma —/

	Three Months
	Ended March 31,
	2004	2003
	(Unaudited)
Revenue:
Licenses	$6,871	$8,451
Services and maintenance	10,852	8,718

Total revenue	17,723	17,169
Cost of revenue:
Cost of revenue	4,547	2,563

Gross margin	13,176	14,606
Operating expenses:
Research and development	5,509	4,749
Sales and marketing	8,011	6,928
General and administrative	2,387	1,623

Total operating expenses	15,907	13,300

Pro forma income from operations	(2,731)	1,306
Interest and other income, net	149	326

Pro forma income before income taxes	(2,582)	1,632
Pro forma income taxes **	—	490

Pro forma net income	$(2,582)	$1,142

Pro forma net income per share:
Basic	$(0.08)	$0.04

Diluted	$(0.08)	$0.04

Shares used to compute net income per share:
Basic	31,478	29,668

Diluted	31,478	32,490

*	Pro forma statements of operations exclude $237 and $591 of amortization of stock based compensation, respectively and $394 and $394 of amortization of acquired technology, respectively.

**	Assumes an annualized effective tax rate of 30% on net income, if any.

PLUMTREE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months
	Ended March 31,
	2004	2003
	(Unaudited)
Revenue:
Licenses	$6,871	$8,451
Services and maintenance	10,852	8,718

Total revenue	17,723	17,169
Cost of revenue:
Cost of revenue	4,547	2,563
Amortization of stock-based compensation & acquired technology	447	496

Total cost of revenue	4,994	3,059

Gross margin	12,729	14,110
Operating expenses:
Research and development	5,509	4,749
Sales and marketing	8,011	6,928
General and administrative	2,387	1,623
Amortization of stock-based compensation	184	489

Total operating expenses	16,091	13,789

Income (loss) from operations	(3,362)	321
Interest and other income, net	149	326

Income (loss) before income taxes	(3,213)	647
Provision for income taxes	162	118

Net income (loss)	$(3,375)	$529

Net income (loss) per share:
Basic	$(0.11)	$0.02

Diluted	$(0.11)	$0.02

Shares used to compute net income (loss) per share:
Basic	31,478	29,668

Diluted	31,478	32,490

PLUMTREE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	March 31,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$68,529	$67,689
Accounts receivables, net of allowances	16,508	17,171
Other current assets	2,452	2,079

Total current assets	87,489	86,939
Property and equipment, net	1,846	1,798
Other long-term assets	1,556	2,025

	$90,891	$90,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,312	$1,312
Accrued and other current liabilities	12,652	12,084
Deferred revenues	20,652	19,027

Total current liabilities	34,616	32,423
Long-term liabilities	432	448

Total Liabilities	35,048	32,871
Total Stockholders’ Equity	55,843	57,891

	$90,891	$90,762